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                            SCHEDULE 14C INFORMATION

                        Information Statement Pursuant to
                              Section 14(c) of the
                         Securities Exchange Act of 1934

Check the appropriate box:

[X]    Preliminary Information Statement
[_] Confidential for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)) [_] Definitive Information Statement

                             TAMBORIL CIGAR COMPANY
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check appropriate box):

[X] No fee required
[_] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
       (1)    Title of each class of securities to which transaction applies:
                     --------------------------------------
       (2)    Aggregate number of securities to which transaction applies:
                     -----------------------------------------
       (3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the
              amount on which the filing fee is calculated and state how it was determined:
                                     ------------------------
       (4)    Proposed maximum aggregate value of transaction:
                        -----------------------------------------------------
       (5)    Total fee paid:
             ---------------------------------------------------------------
[_]    Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       (1) Amount previously paid: (2) Form, Schedule or Registration Statement
       No.: (3) Filing Party: (4) Date Filed:

                             TAMBORIL CIGAR COMPANY
                        1407 North Fort Harrison, Suite F
                            Clearwater, Florida 33755
                                 (727) 469-8691

                        INFORMATION STATEMENT PURSUANT TO
                         SECTION 14(c) OF THE SECURITIES
                            EXCHANGE ACT OF 1934 AND
                            REGULATION 14C THEREUNDER

       This Information Statement is being sent by first class mail to all record and beneficial owners of the $.0001 par value common stock ("Common Stock") of Tamboril Cigar Company, a Delaware corporation. The mailing date of this Information Statement is April __, 2003. At the date of this Information Statement, we have 50,583,640 shares of Common Stock issued and outstanding.

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                        REQUESTED NOT TO SEND US A PROXY.

            NO VOTE OR OTHER CONSENT OF THE STOCKHOLDERS IS SOLICITED
                 IN CONNECTION WITH THIS INFORMATION STATEMENT.

       On April __, 2003, Sally A. Fonner and John L. Petersen (the "Consenting Stockholders"), who collectively own 41,627,000 shares, or 82.3%, of our Common Stock, will act by written consent to approve three amendments to our Certificate of Incorporation that will be sequentially adopted for the purpose of:

     o Reducing our authorized capital to 60,000,000 shares of $.0001 par value common stock and 10,000,000 shares of $.0001 par value preferred stock;

     o Implementing a reverse split in the ratio of one (1) new share for each 3,000 shares presently issued and outstanding; and

     o Implementing a 100 for 1 forward split of the shares issued and outstanding immediately after the implementation of the reverse split.

       Concurrently, Ms. Fonner and Mr. Petersen will re-elect themselves as directors of our company and act by written consent to approve the following actions that do not involve amendments to our Certificate of Incorporation:

     o Creating an incentive stock plan for the future employees of our company; and
o Selecting the firm of Want & Ender CPA PC, as our independent auditors.

       Our Company will pay the cost of printing and distributing this Information Statement to our stockholders. Brokers, nominees and other custodians will be instructed to forward copies of this Information Statement to the beneficial owners of shares held in custodial accounts. We will reimburse brokers, nominees and other custodians for the expenses incurred in forwarding this Information Statement to the beneficial owners of our Common Stock.

       Our 2004 Annual Meeting has been scheduled for June 15, 2004. Any shareholder who wishes to submit a proposal for action to be included in the Proxy Statement and form of proxy relating to the 2004 annual meeting is required to submit such proposals to our corporate secretary on or before April 15, 2004. A notice of a stockholder proposal received after this date will be considered untimely.

                           FORWARD LOOKING STATEMENTS

       This Information Statement and the other reports that we file with the Securities and Exchange Commission (the "SEC"), contain forward-looking statements about our business containing the words "believes," "anticipates," "expects" and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the anticipated results or performance implied by such forward-looking statements. Stockholders are cautioned not to place undue reliance on our forward-looking statements. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in our company involves numerous risks and uncertainties, including those described in this Information Statement. Additional risks will be disclosed from time to time in our future SEC filings.

                             ADDITIONAL INFORMATION

       This Information Statement is accompanied by and should be read in conjunction with our Annual Report on Form 10-KSB for the years ended December 31, 2002, 2001, 2000, 1999 and 1998. Certain other reports that our company and the Consenting Stockholders have recently filed with the SEC are not included with this Information Statement, but may be obtained from the SEC's web site at "WWW.SEC.GOV." The available reports include:

     o The Consenting Stockholders statement on Schedule 13D, as filed on January 23, 2003 and amended on February 6, 2003;

     o Our Quarterly Reports on Form 10-QSB for the interim periods ended March 31, June 30 and September 30, 2002; and

     o Our Current Report on Form 8-K filed on February 5, 2003.

       We will mail copies of the referenced reports to any stockholder upon written request.

                                CORPORATE HISTORY

Introduction

       Our company was incorporated in Washington on May 24, 1937 as Idaho Leadville Mines Co. While available public records indicate that we engaged in the mining business at various times in the past, we were wholly inactive during the five-year period ended October 1996. In October 1996, we acquired 100% of the issued and outstanding stock of Tamboril Cigar International in a business combination transaction that was structured as a reverse takeover. In connection with the business combination, we changed our name to Tamboril Cigar Company and changed our state of incorporation from Washington to Delaware. After the reverse takeover, our primary business was manufacturing, importing and marketing premium cigars that we sold under our proprietary brand names "Tamboril," "Cordova" and "Fore."

       On May 15, 1997, we filed a registration statement on Form 10-SB to register our Common Stock under the Securities Exchange Act of 1934 (the "Exchange Act"). Our Form 10-SB became effective on August 21, 1997 and we have been subject to the reporting requirements of the Exchange Act since that date.

       On September 22, 1997, Infinity Emerging Opportunities Limited ("Infinity"), Summit Capital Limited and Glacier Capital Limited (the "Infinity Parties") purchased 56,000 shares of our $50 stated value Series B Convertible Preferred Stock (the "Preferred Stock") and $200,000 of our 8% Convertible Debentures (the "Debentures") for $3,000,000. The Preferred Stock and Debentures were convertible into shares of our $.0001 par value Common Stock (the "Common Stock") at a price equal to the lesser of $4.71 per share, or 77.5% of the average bid price of our Common Stock for the five days prior to a conversion date. On January 9, 1998, we filed a Form SB-2 Registration Statement under the Securities Act of 1933 (the "Securities Act") to register the resale of the Common Stock issuable upon conversion of the Preferred Stock and Debentures. The SEC issued an order of effectiveness for this registration statement on January 28, 1998. Thereafter, the Infinity Parties converted:

     o 1,320 shares of Preferred Stock into 25,563 shares of Common Stock in February 1998;

     o 1,560 shares of Preferred Stock into 47,133 shares of Common Stock in April 1998; and

     o 19,893 shares of Preferred Stock into 7,380,042 shares of Common Stock in August 1998.

       At September 30, 1998, the Infinity Parties owned approximately 7,380,042 shares, or 55.3%, of our Common Stock, together with 32,227 shares of Preferred Stock and $200,000 of Debentures.

Chapter 11 Bankruptcy

       In 1998, we began to encounter significant difficulties in our cigar production and distribution business. For the nine months ended September 30, 1998, our net sales were only $309,906, as compared with $4,403,640 for the comparable nine months of 1997. We decided to terminate our cigar manufacturing operations in January 1999. Thereafter, our original management team was terminated for mismanagement and replaced by Alan L. Goldberg, a Miami-based corporate workout specialist employed by Crisis Management, Inc. In July 1999, we moved our principal executive office to the offices of Crisis Management.

       On April 11, 2000, our company and two of our subsidiaries, Tamboril Cigar International ("TCI") and Diversified Tobacco Company ("DTC"), filed voluntary Chapter 11 petitions in the U.S. Bankruptcy Court for the Southern District of Florida (Cases 00-13040-BKC-AJC through 00-13042-BKC-AJC). We filed our Amended Plan of Reorganization and Disclosure Statement (the "Plan") with the Bankruptcy Court on August 9, 2000. Each class of debt and equity interests that was entitled to vote approved our Plan. On December 7, 2000, the Bankruptcy Court entered an order confirming our Plan (the "Confirmation Order"). On December 19, 2000, we commenced the implementation of our Plan. Our reorganization was substantially complete as of December 31, 2000. Substantially all of the costs of our bankruptcy proceeding and the subsequent operations of our company were paid with funds advanced by the Infinity Parties.

       As reported by in our Current Report on Form 8-K dated December 22, 2000, the Plan and Confirmation Order provided for the filing of an Amended and Restated Certificate of Incorporation that:

     o Increased our authorized capital to 400 million shares of $.0001 par value common stock and 100 million shares of $.0001 par value preferred stock;

     o Granted proportional voting rights to the holders of the Preferred Stock; and

     o Prohibited the issuance of non-voting equity securities in the future.

       Our Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on February 13, 2001.

       We failed to pay our Delaware franchise taxes for the year 2000. As a result, the Secretary of State of the State of Delaware revoked our Certificate of Incorporation on March 1, 2002.

       In December of 2002, the Infinity Parties (including a related-party assignee of Infinity) sold 7,380,042 shares of our Common Stock, 33,227 shares of our Preferred Stock, $200,000 of our Debentures and all of their creditors' claims to Ashley Bolt & Co. Limited ("Ashley Bolt") for a nominal consideration.

       Alan L. Goldberg, who served as our sole officer and director during the pendancy of our bankruptcy and the implementation of our Plan resigned effective December 31, 2002.

Recent Change in Control

       On January 23, 2003, Sally A. Fonner of Dunedin, Florida and John L. Petersen of Barbereche, Switzerland purchased the following securities and creditors' claims from Ashley Bolt:

o      4,400,000 shares of our Common Stock;

o      33,227 shares of our Preferred Stock; and

o      $200,000 of our Debentures; and

o All debts of our company held by the Infinity Parties and/or Ashley Bolt on the transaction date.

       The purchase price for these securities and creditors' claims was $100 in cash. Ashley Bolt also gave Ms. Fonner and Mr. Petersen a proxy to vote 2,980,042 shares of our Common Stock that it retained for investment. The proxy was irrevocable until the earlier of (i) the delivery of certificates for the shares of Common Stock issuable upon conversion of the Preferred Stock and Debentures, or (ii) six months from the date of the agreement.

       According to Continental Stock Transfer & Trust Company, the transfer agent for our Common Stock, 13,356,640 shares of our Common Stock were issued and outstanding on the date of the purchase agreement. Since our Plan granted voting rights of the holders of Preferred Stock, a total of 13,389,867 voting shares were issued and outstanding. Therefore, the voting power obtained by Ms. Fonner and Mr. Petersen represented approximately 55.4% of the total voting power held by all our stockholders and the transaction resulted in a change in control. On January 23, 2003, Ms. Fonner and Mr. Petersen filed a statement on
Schedule 13D to report their acquisition of a controlling interest in our company.

Election of Directors

       On February 3, 2003, Ms. Fonner and Mr. Petersen signed written consents pursuant to Section 211(b) of the General Corporation Law of Delaware for the sole purpose of electing themselves to serve as members of our board of directors until the next annual meeting of our stockholders. A meeting of the newly elected board of directors was convened immediately thereafter. At this meeting, the newly elected board voted to:

     o Appoint Ms. Fonner chief executive officer and Mr. Petersen chief financial officer of our company

     o Pay our delinquent Delaware franchise taxes and revive our Certificate of Incorporation;

     o Approve the conversion of the Preferred Stock and Debentures into Common Stock;
     o Authorize our officers to negotiate a relationship with a qualified firm of independent certified public accountants to audit our historical financial statements for the periods required by SEC rules;

     o Authorize our officers to prepare and file our delinquent Exchange Act reports;
     o Authorize the development of a plan to restructure our company as a public shell; and
     o Approve arrangements to compensate Ms. Fonner and Mr. Petersen for future services to our company.

       In February of 2003, we established a new principal executive office in the offices of Stirling Corporate Services, LLC ("Stirling"), 1407 North Fort Harrison, Suite F, Clearwater, Florida 33755 [telephone (727) 469-8691]. Ms. Fonner is a principal stockholder of Stirling and serves as its' president.

Revival of Corporate Charter

       We paid our delinquent franchise taxes and filed a Certificate of Revival and Restoration of our Certificate of Incorporation with the Secretary of State of the State of Delaware on February 4, 2003. As a result, our company is currently in good standing under the laws of the State of Delaware.

Conversion of Preferred Stock and Debentures

       Our Plan negated the bulk of the dividend, interest, repayment and other creditors rights attributable to the Preferred Stock and Debentures. However it specifically provided that the Infinity Parties would retain the right to:

o Convert the Preferred Stock into Common Stock in accordance with the terms of the original Certificate of Designation of Series B Preferred Stock; and

o Convert the Debentures into Common Stock in accordance with the original terms of the Debentures.

       On January 29, 2003, Ms. Fonner and Mr. Petersen elected to exercise their conversion rights with respect to 33,227 shares of Preferred Stock and $200,000 of Debentures. Since we did not have any directors or officers on that date, our transfer agent held the conversions in suspense until Ms. Fonner and Mr. Petersen, acting as newly elected directors of our company, approved the conversions on February 3, 2003.

       While the original constituent instruments provided that the conversion value of the Preferred Stock and the Debentures would include the stated value of the Preferred Stock, the principal amount of the Debentures and all accrued dividends, interest and penalties, Ms. Fonner and Mr. Petersen waived the accrued dividends, interest and penalties, and elected to use the original stated value of the Preferred Stock and the original principal amount of the Debentures for all conversion calculations. Accordingly, the conversion value of the Preferred Stock was fixed at $1,661,350 and the conversion value of the Debentures was fixed at $200,000.

       Similarly, while the original constituent instruments would have fixed the conversion price of our Common Stock at 77.5% of the average closing "bid" price during the five trading days ended February 13, 2001, Ms. Fonner and Mr. Petersen elected to use 100% of the average closing "asked" price for the conversion calculations. Therefore, the conversion price of the Common Stock was fixed at $.05 per share, instead of the $.003565 per share price that would have resulted from the use of the original formula.

       After giving effect to the foregoing, a total of 33,227,000 shares of Common Stock were issuable upon conversion of the Preferred Stock and 4,000,000 shares of Common Stock were issuable upon conversion of the Debentures. On February 4, 2003, our transfer agent issued certificates for 18,613,500 shares of Common Stock to each of Ms. Fonner and Mr. Petersen. On February 6, 2003, Ms. Fonner and Mr. Petersen filed an amended statement on Schedule 13D to report the conversion of the Preferred Stock and Debentures. Immediately thereafter, the proxy granted by Ashley Bolt was revoked.

SEC Reporting

       We filed all necessary Exchange Act reports for the periods through and including the nine months ended September 30, 1998. On August 17, 1999, we filed a Current Report on Form 8-K to report the relocation of our principal business office to the office of Crisis Management. On December 22, 2000, we filed a Current Report on Form 8-K to disclose the Confirmation Order.

       We failed to file a number of required Exchange Act reports during the periods before, during and after our bankruptcy. In particular, we did not file annual reports on Form 10-KSB for the years ended December 31, 1998 through 2001, or quarterly reports on Form 10-QSB for the interim periods during the 1999 through 2002 fiscal years. Therefore, when Ms. Fonner and Mr. Petersen purchased a controlling interest in our company, we were seriously delinquent with respect to our Exchange Act reporting obligations.

       In an effort to resolve our reporting delinquencies, we have filed an annual report on Form 10-KSB that includes audited financial statements for the years ended December 31, 2002, 2001, 2000, 1999 and 1998. We have also filed quarterly reports on Form 10-QSB that include unaudited financial information as of the end of each fiscal quarter during the years 2002 and 2001. We have not filed quarterly financial information for our 1999 and 2000 fiscal years. While, our recently filed annual and quarterly reports cannot wholly expunge our earlier reporting delinquencies, we believe our company will be considered "current" with respect to its Exchange Act reporting obligations when we file our quarterly report for the period ended March 31, 2003.

Business Operations

         We have not engaged in any substantive business activities since our cigar manufacturing and distribution operations were terminated in early 1999. We intend to implement a plan whereby our company will be restructured as a "public shell." Thereafter, we will attempt to effect a merger or acquisition transaction with an unidentified private company that wants to become publicly held. We refer to merger and acquisition transactions as "business combinations" and we refer to business combination candidates as "targets." Our business plan may be described as a "blind pool" because we do not know what the business of our company will be.

         Our goal is to effect a business combination on terms that will give our stockholders a reasonable share of the increased value that ordinarily arises when a private company makes the transition to public ownership. Since February 3, 2003, our business activities have focused on the preparation of our delinquent SEC reports and the development of a restructuring plan. We have not yet commenced our search for a suitable target. We have no plans to engage in any particular business in the future and we will not limit our search to a particular industry.

Employees and Facilities

       We do not have any full-time employees. Our executive officers act as part-time employees but they are not required to devote any specific amount of time to our business. We do not intend to hire any full-time employees until we complete a business combination.

       We do not have any office facilities of our own and do not intend to establish separate office facilities until we complete a business combination. We do not own any equipment and do not intend to purchase or lease any equipment until we complete a business combination.

       Sally A. Fonner, our president, will provide certain facilities and administrative services for our company. If we require facilities or services that are beyond the capabilities of Ms. Fonner, they will be contracted for and paid by our company. We believe that the facilities and services to be provided by Ms. Fonner will be adequate for our needs until we complete a business combination.

                          Security Ownership of Certain
                        Beneficial Owners and Management

       We have 50,583,640 shares of Common Stock outstanding on the date of this Information Statement. There are no outstanding securities, contracts or other instruments that obligate our company to issue shares of Common Stock in the future. The following table presents certain information regarding the beneficial ownership of our Common Stock by (i) each person known to own more than 5% of such securities, (ii) each of our directors, and (iii) all directors and officers as a group. Unless otherwise noted, we believe that each of identified stockholders has sole investment and voting power with regard to the securities listed opposite his name.

           Name of                               Number of      Percent
      Beneficial Owner                          Shares Owned   of Class
Sally A. Fonner (1)                              20,813,500      41.15%
John L. Petersen (2)                             20,813,500      41.15%
Ashley Bolt & Co. Limited (3)                     2,980,042       5.89%
All officers & directors as a group (2 persons)  41,627,000      82.29%
                                                 ----------     -------
       Total shares issued and outstanding       50,583,640     100.00%
                                                 ==========     =======

(1) 1407 North Fort Harrison, Suite H, Clearwater, Florida 33755 (2) Chateau de Barbereche, Switzerland 1783 Barbereche (3) c/o Loughran & Co., 38 Hertford Street, London, England W1J 7SG
(4) Ms. Fonner and Mr. Petersen each have sole investment and voting power with respect to the shares of Common Stock registered in their respective names.

       Ms. Fonner and Mr. Petersen acted as a group in connection with their purchase of a controlling interest in our company. They have also had a variety of other relationships during the last five years, including:

o Mr. Petersen served as legal counsel for Ms. Fonner in connection with five prior transactions where she acquired control over an inactive public company; restructured the company's business affairs; and subsequently arranged a business combination with a private company;

o Mr. Petersen and Ms. Fonner are both officers and principal stockholders of Win or Lose Acquisition Corporation, a blank check company that is presently seeking suitable acquisition; and

o Mr. Petersen is presently serving as legal counsel for Ms. Fonner in connection with her efforts to restructure the affairs of The Enchanted Village Inc. and pursue an acquisition strategy similar to ours.

       Ms. Fonner and Mr. Petersen each have sole investment and voting power with respect to the shares of Common Stock registered in their respective names. While there are no written agreements that require them to act in concert, they intend to continue to their cooperation until we have negotiated and closed a suitable business combination. Except as described in this Information Statement, the Consenting Stockholders have not entered into any contracts, agreements, understandings or arrangements that relate directly or indirectly to our company.

Compliance With Section 16(a) of the Exchange Act

       Our principal stockholders did not file any reports on Forms 3, 4 or 5 during year ended December 31, 2002. The following table identifies the persons who were obligated to file reports on Forms 3, 4 and 5 during year ended December 31, 2002, the number of late reports, the number of transactions that were not reported on a timely basis and all known failures to file a required Form.

                                          Required
        Reporting Person              Reporting Status         Form                Unreported Transaction

Infinity Emerging Holdings        Principal stockholder     Form 4      December 28, 2001 assignment to Sandera
    Subsidiary Limited                                                  Partners L.P., a related party.

Sandera Partners L.P.             Principal stockholder     Form 3      December 28, 2001 assignment from Infinity
                                                                        Emerging Holdings Subsidiary Limited, a
                                                                        related party.

                                                            Form 4      December 31, 2002 assignment to Ashley Bolt
                                                                        & Co. Limited.

Glacier Capital Limited           Principal stockholder     Form 4      December 31, 2002 assignment to Ashley Bolt
                                                                        & Co. Limited.

Summit Capital Limited            Principal stockholder     Form 4      December 31, 2002 assignment to Ashley Bolt
                                                                        & Co. Limited.

Ashley Bolt & Co. Limited         Principal stockholder     Form 3      December 31, 2002 assignments from Sandera
                                                                        Partners L.P., Glacier Capital Limited and
                                                                        Summit Capital Limited.


       All of the referenced transactions were effected for nominal consideration and none of the transactions would have given rise to liability under Section 16 of the Exchange Act. Ms. Fonner and Mr. Petersen timely filed their reports on Forms 3 and 4 to report the purchase of a controlling interest in our company and the conversion of the Preferred Stock and Debentures.

                             CONSENTING STOCKHOLDERS

       On March 14, 2003, our board of directors adopted a resolution that declared the advisability of, and recommended that the stockholders approve certain amendments to our Certificate of Incorporation and ratify certain other corporate actions. In connection with the adoption of these resolutions, the board elected to seek the written consent of the holders of a majority of our outstanding Common Stock in order to minimize costs and implement the proposals in a timely manner. On April __, 2003, the individuals identified below will act by written consent to approve the amendments, re-elect our current board of directors and ratify the other corporate actions:


              Name of                    Class of Security         Number of Shares               Percent
            Stockholder                 Beneficially Owned        Beneficially Owned             of Class

       Sally A. Fonner                     Common Stock                20,813,500                    41.15%
       John L. Petersen                   Preferred Stock              20,813,500                    41.15%



       Under Delaware law, we must give all stockholders written notice of any actions that are taken by written consent without a stockholders meeting. Under
Section 14(c) of the Exchange Act, the amendments cannot become effective until 20 days after the mailing date of this Information Statement.

       We are not seeking written consent from any of our other stockholders. Therefore, you will not be given an opportunity to vote with respect to the proposed amendments the re-election of our directors or the other corporate matters described herein. This Information Statement is furnished solely for the purpose of advising you of the actions that will be taken by written consent, as required by Delaware law and applicable SEC rules. Stockholders who were not given an opportunity to consent or otherwise vote with respect to the actions taken have no right under Delaware law to dissent or require a vote of all our stockholders.

                    SUMMARY DESCRIPTION OF RESTRUCTURING PLAN

       We have not engaged in any substantive business activities since our cigar manufacturing and distribution operations were terminated in early 1999. We do not have sufficient financial, managerial or operational resources to either start a new business or purchase an existing business. Therefore, our officers have concluded that the best alternative is to restructure our company as a "public shell" that will attempt to effect a merger or acquisition with an unidentified private company that wants to become publicly held. We refer to merger and acquisition transactions as "business combinations" and we refer to business combination candidates as "targets." Our business plan may be described as a "blind pool" because we do not know what the business of our company will ultimately be.

         Our goal is to effect a business combination on terms that will give our stockholders a reasonable share of the increased value that typically arises when a private company becomes publicly held. Since February 3, 2003, our business activities have focused on the preparation of our SEC reports and the development of a restructuring plan. We have not yet commenced our search for a suitable target. We have no plans to engage in any particular business in the future and we will not limit our search to a particular industry.

Need for Restructuring

       We believe a total capitalization of less than 20,000,000 shares is very important for a small public company. Since the owners of a suitable target typically want to own 90% to 95% of the combined companies, a reverse split of approximately 1 for 50 would ordinarily be required to position our company as a viable public shell.

       In connection with their evaluation of our stockholder list, Ms. Fonner and Mr. Petersen found that a simple reverse split of 1 for 50 would leave our company with fewer than 20 "round lot" stockholders (i.e. persons who own more than 100 shares) and more than 320 "odd lot" stockholders (i.e. persons who hold less than 100 shares). We believe that such an high percentage of odd lot holders would be very undesirable to potential targets because odd lot holders:

o      Are not counted as "stockholders of record" for market listing purposes;

o      Are frequently unable to sell their shares in the OTC or Nasdaq markets;
       and

o      Significantly increase a company's mailing and communication costs.

       Therefore, our company will implement a four-step restructuring that will eliminate the odd lot stockholder problem while establishing a more reasonable capital structure.

Mechanics of Restructuring

       As the first step in our restructuring, we will amend our Certificate of Incorporation to reduce our authorized capital to 60,000,000 shares of common stock and 10,000,000 shares of preferred stock.

       As the second step in our restructuring, we will amend our Certificate of Incorporation to implement a reverse split in the ratio of 1 share for every 3,000 shares presently outstanding. We will not purchase fractional shares for cash or issue scrip to the holders of fractional shares. Instead, all calculations that would result in the issuance of a fractional share will be rounded up to the next highest whole number. Upon completion of the second step, every record stockholder will own at least one whole share.

       As the third step in our restructuring, we will amend our Certificate of Incorporation to implement a 100 for 1 forward split of the shares outstanding upon completion of the reverse split. Upon completion of the third step, every record stockholder will own a round trading lot of at least one hundred shares of New Common.

       As the final step, Ms. Fonner and Mr. Petersen will each voluntarily surrender approximately 358,500 shares to our company for cancellation. Ms. Fonner and Mr. Petersen will not receive any direct or indirect payments in connection with the surrender and cancellation of those shares. The following table illustrates the anticipated capital structure of our company and the relative ownership interests of our principal classes of stockholders after the implementation of the restructuring.

                                                                               Shares                  Percent
        Stockholder Class                                                       Owned                 of Class

Sally A. Fonner                                                                335,400                  33.54%
John L. Petersen                                                               335,400                  33.54%
Ashley Bolt & Co. Limited                                                       99,400                   9.94%
Public Stockholders                                                            229,800                  22.98%
                                                                              --------                 -------
Total shares issued and outstanding                                          1,000,000                 100.00%

                                                                             =========                 =======

       While the values in the table are not precise and may vary depending on the number of record stockholders on the restructuring date, differences between our anticipated post restructuring capital and our actual post restructuring capital are not expected to be material. If the values change significantly, Ms. Fonner and Mr. Petersen may increase the number of shares they surrender for cancellation, but they are not required to do so.

       The Consenting Stockholders will bear all of the dilution associated with our planned restructuring. Nevertheless, the Consenting Stockholders believe that the advantages of having a large number of "round lot" stockholders justify the disproportionate benefit to be derived by our company's minority stockholders.

Impact of Restructuring on Beneficial Owners

       Holders of our common stock will not suffer any dilution of their economic interests or voting power in connection with the implementation of the restructuring. Nevertheless, beneficial owners who hold shares in a brokerage or other nominee account will not receive the same treatment as record owners who hold their shares in registered form. Under Delaware law, all beneficial owners who hold our shares in a "street name" account will be aggregated and treated as a single stockholder for purposes of the restructuring calculations. Accordingly, beneficial owners who have fewer than 3,000 shares will become odd-lot stockholders.

       The Depository Trust Company holds approximately 3,090,000 shares of our Common Stock in street name for the benefit of persons who have purchased our shares through brokerage firms and other nominees. While brokerage firms and other nominees have requested ____ copies of this Information Statement for distribution to beneficial owners, we have no information on the relative distribution of these shares among the beneficial owners.

     IN ORDER TO MAXIMIZE THE POTENTIAL BENEFIT OF OUR PLANNED RESTRUCTURING,
           WE STRONGLY ENCOURAGE BENEFICIAL OWNERS WHO HOLD OUR SHARES
           IN BROKERAGE ACCOUNTS TO PROMPTLY REQUEST PHYSICAL DELIVERY
                       OF THEIR SHARES IN REGISTERED FORM.

                               PLAN OF OPERATIONS

       After the completion of our restructuring, we will seek, investigate and, if the results of such investigation warrant, effect a business combination with a suitable target. Our proposed operations are sometimes referred to as a "blind pool" because our stockholders will not ordinarily have an opportunity to analyze the various opportunities presented to us, or to approve or disapprove the terms of any business combination that we may negotiate. Consequently, our potential success will be primarily dependent on the efforts and abilities of our officers, who will have unlimited discretion in searching for, negotiating and entering into a business combination transaction.

       We believe the selection of a target and the negotiation of a business combination will be complex and risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, we believe that there are numerous privately held companies seeking the perceived benefits of becoming publicly held. Such perceived benefits may include facilitating debt financing or improving the terms on which additional equity may be sought, providing liquidity for the principals of the business, creating a means for providing stock incentives to key employees, providing liquidity for all stockholders and other factors.

       Potential targets may be found in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis difficult and complex. We believe our company will only be able to participate in one business combination. This lack of diversification should be considered a substantial risk because it will not allow us to offset potential losses from one venture against gains from another. Moreover, since we do not have any financial, managerial or operational resources, a potential target that needs substantial additional capital will probably not derive a substantial benefit from a transaction with us.

       We believe our company will offer owners of a suitable target the opportunity to acquire a controlling ownership interest in a public company in less time than would be required for a traditional IPO. We also believe a business combination with our company will ordinarily involve lower out-of-pocket cost than a traditional IPO while providing a higher degree of certainty that the transaction will ultimately close. Nevertheless, the owners of any target that we select will incur significant costs and expenses, including the costs of preparing the required business combination agreements and related documents, the costs of preparing a Current Report on Form 8-K describing the business combination transaction and the costs of preparing the documentation associated with future reporting under the Exchange Act.

       Sally A. Fonner, our president, has previously served as the sole officer and director of five inactive public shells that effected business combinations with private companies. In each of these transactions, the combined companies have only qualified for quotation on the OTC Bulletin Board, trading has not been active, liquid or sustained and the market prices have been volatile. Even if we negotiate and close a business combination, an active, liquid, stable and sustained public market for our shares may never develop. Stockholders are encouraged to independently review the available information on Ms. Fonner's prior transactions.

       While we believe our company will be able to enter into a business combination within 12 months, there can be no assurance as to how much time will elapse before a business combination is effected. We will not restrict our search to any specific business or industry, and our company may participate in a business venture of virtually any kind or nature. We may not, however, enter into a business combination with a target that is otherwise an affiliate of Ms. Fonner or Mr. Petersen.

Acquisition Opportunities

       In implementing a particular business combination transaction, our company may become a party to a merger, consolidation, reorganization, joint venture, franchise or licensing agreement with another corporation or entity. After the consummation of a business combination transaction, it is likely that our present stockholders will only own a small minority interest in the combined companies. In addition, as part of the terms of the acquisition transaction, all of our current officers and directors will ordinarily resign and be replaced by new officers and directors selected by the target. Our officers do not intend to obtain stockholder approval before consummating any acquisition other than a statutory merger.

       In connection with our investigation of potential targets, our officers will ordinarily meet personally with the management and key personnel of potential targets. They may also visit and inspect material facilities, check the references of management and key personnel, and take other reasonable investigative measures. Since the financial and other resources of our company will be limited, our officers are not likely to obtain independent analysis or verification of the information provided by a potential target

       The terms of any business combination we may negotiate will depend on the nature of the opportunity, the needs and desires of the target and its owners, and the relative negotiating strength of our company and the other parties to the proposed transaction. In negotiating the terms of a potential business combination, our officers will ordinarily focus on the percentage of the combined companies' stock that will be held by the owners of the target upon completion of the transaction. While our officers will endeavor to maximize the total value to our current stockholders, it is likely that the owners of the target will want to own 90% to 95% of the outstanding stock the combined companies upon completion of the transaction. Therefore, a business combination will likely have a significant dilutive effect on the voting power held by our current stockholders. Ms. Fonner and Mr. Petersen do not presently intend to sell any portion of their shares in connection with a business combination. If Ms. Fonner or Mr. Petersen ultimately decide to sell shares in connection with a business combination, the selling price of such shares may not represent a premium to the per share value received by our company.

         Upon completion of a business combination, there can be no assurance that the combined companies will have sufficient funds to pay the costs associated with their planned operations. Accordingly, the combined companies may decide to either sell additional debt or equity securities or obtain funding from third parties, in exchange for which the combined companies might be required to issue a substantial equity position. There is no assurance that the combined companies will be able to obtain additional financing on acceptable terms.

         We believe the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and involve substantial payments to accountants, attorneys and others. If a decision were made not to participate in a specific business opportunity the costs incurred in the related investigation would not be recoverable. Furthermore, even if a business combination agreement negotiated, the failure to consummate that transaction may result in the loss of the related costs.

       If we issue securities in connection with a business combination, we will probably do so in reliance on exemptions from registration under applicable Federal and state securities laws. In some circumstances, however, our company may agree to register such securities either at the time the transaction or at some specified time thereafter. The issuance of substantial additional securities and their potential sale into any trading market that may develop may have a depressive effect on such market.

       While the terms of a future transaction cannot be predicted, it is likely that the parties to the business transaction will want to avoid a taxable event. Therefore, the most likely transaction format would be an acquisition structured as a tax-free reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1986, as amended (the "Code"). In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own at least 80% of the voting stock of the surviving entity. In such event, our current stockholders would retain less than 20% of the combined companies. We intend to structure any business combination in such manner as to minimize Federal and state tax consequences to the target.

Nasdaq Listing Requirements

       We believe the most likely business combination structure will involve a "reverse takeover" where we issue shares of New Common in exchange for the assets or outstanding stock of a target. Upon the completion of a reverse takeover, we expect that the former stockholders of the target will likely own a substantial majority interest in the combined companies. Since the ongoing costs and expenses associated with reporting under the Exchange Act can be a significant burden for a small company, we believe that larger established companies are better suited to shell transactions than small entrepreneurial companies. Moreover, a substantial business combination transaction will be required to satisfy the minimum listing standards for Nasdaq. Since the size of the target will, in large part, determine the market where the securities of the combined entity will qualify for listing, we will use reasonable commercial efforts to identify and negotiate with the largest possible business combination candidates

       The following table summarizes the recently adopted quantitative listing standards for companies that want to list their securities on Nasdaq:

[GRAPHIC OMITTED]

       We have 340 record stockholders and approximately ___ beneficial owners who hold shares in brokerage and other nominee accounts. We will not ordinarily negotiate a business combination transaction on terms that would result in the combined companies having a public float of less than 1,000,000 shares. While we will endeavor to negotiate a business combination with a target that has sufficient operating history, stockholders' equity and net income to satisfy the Nasdaq listing standards, there is no assurance that our efforts will be successful. Moreover, Nasdaq requires an established trading history of 90 days at a price that exceeds the minimum bid price requirement before it will consider a listing application. Therefore, the combined companies' shares will have to begin trading on the OTC Bulletin Board, the Pink Sheets or the proposed BBX, and wait to apply for a Nasdaq listing until all applicable listing standards are met. Under the circumstances, there is no assurance the combined companies' shares will ever qualify for Nasdaq.

Stock Issuance for a Business Combination

       Determining the number of shares of to issue in connection with a business combination is not an exact science and entails a great deal of subjective business judgment. In arriving at an optimal capital structure for the combined companies, our board will ordinarily evaluate the strengths, weaknesses and growth potential of a target against similarly situated public companies in the same market segment. Based on this analysis, our board will then attempt to estimate the stabilized market capitalization that the combined companies can expect to achieve under reasonably foreseeable conditions. This value will then be risk weighted, and used to determine the number of shares that can be issued by our company. In the case of a target that can only reasonably expect a stabilized market capitalization of $20 million to $25 million, the number of shares issuable to the owners of the target will be much smaller than would be the case if the target could reasonably expect a stabilized market capitalization of $80 to $100 million. The following table reflects the potential future ownership of our company under three possible business combination scenarios:



                                                 80% to Target          90% to Target          95% to Target
                                              Shares     Percent      Shares     Percent      Shares     Percent

Sally A. Fonner                               335,400      6.71%      335,400      3.35%      335,400      1.68%
John L. Petersen                              335,400      6.71%      335,400      3.35%      335,400      1.68%
Ashley Bolt & Co. Limited                      99,400      1.99%       99,400      0.99%       99,400      0.50%
Public Stockholders                           229,800      4.60%      229,800      2.30%      229,800      1.15%
Stockholders of Target                      4,000,000     80.00%    9,000,000     90.00%   19,000,000     95.00%
                                            ---------    -------    ---------    -------   ----------    -------
Total shares issued and outstanding         5,000,000    100.00%   10,000,000    100.00%   20,000,000    100.00%
                                            =========    =======   ==========    =======   ==========    =======

       The potential business combination scenarios set forth above are only intended to serve as examples of the range of business combination transactions will be permissible and it is possible that the final terms of a business combination may fall outside of the range presented. Since Ms. Fonner and Mr. Petersen have not yet identified a target, or commenced any discussions or negotiations with the owners thereof, it is impossible to predict the ultimate structure of a future business combination or to quantify the ultimate interest of our original stockholders in the combined companies.

Future disclosure respecting a business combination

       Our Common Stock is registered under the Exchange Act and we cannot conclude a business combination with a target that is unable to provide audited financial statements for the periods specified in the applicable SEC regulations. This requirement will limit our pool of potential targets and may make it impossible for us to implement our business plan.

       In most cases, we will not provide detailed information on a proposed business combination to our stockholders or request stockholder approval of a proposed transaction. Within 15 days after the closing of a business combination, the combined companies will be required to file a Form 8-K that discloses the terms of the transaction and provides the audited financial statements and other information specified by Form 8-K.

       In a letter dated April 7, 2000, the SEC's Office of Small Business advised the NASD that the SEC would raise no objection to "back-door" registrations involving public shells if the combined companies could provide "some minimally acceptable level of information." The letter then went on to explain that while disclosure comparable to a Form 10 or Form 10-SB is preferable, the term "minimally acceptable" means complete audited and pro forma financial statements, which must be filed on Form 8-K within 15 days of the transaction.

       After discussing the minimal requirements for a Form 8-K succession transaction, the SEC went on to explain that their policy was to subject "back door" filings on Form 8-K to the same standards of review and comment as filings on Form 10 and Form 10-SB.

       While the contents of the disclosure provided by the combined companies will be the province of successor management, we believe the interests of our stockholders will be best served if the combined companies file a Form 8-K containing information that is substantially equivalent to the information that would be included in a Form 10 or Form 10-SB registration statement. We will endeavor to negotiate contractual provisions that require the combined companies to make such a filing, but we can provide no assurances respecting the quality or timeliness of the future SEC reports filed by successor management.

         Our proposed activities are not subject to SEC Rule 419 because we are not offering stock to the public in an offering that has been registered under the Securities Act. Therefore, our stockholders and the owners of potential targets are not entitled to the substantive protection provided by Rule 419.

                        EXECUTIVE OFFICERS AND DIRECTORS

       The following table identifies our directors and principal executive officers.

           Name                             Age                 Position

       Sally A. Fonner                      54              Chief Executive Officer, Director
       John L. Petersen                     51              Chief Financial Officer, Director

       The following is a brief account of the business experience of each of our directors and executive officers.

       Sally A. Fonner is a principal stockholder of our company and has served as chief executive officer and a member of our board of directors since February 3, 2003. It is anticipated that Ms. Fonner will continue to serve as an officer and director for the foreseeable future. Ms. Fonner is not a full-time employee of our company and is not required to devote any specific amount of time to our business.

       Since December of 2000, Ms. Fonner has served as the president of Win or Lose Acquisition Corporation, a blank check company that was organized for the purpose of conducting a registered public offering of securities pursuant to SEC Rule 419 and subsequently engaging in a business combination with a private company that wants to become publicly held. Ms. Fonner also serves as the president and sole director of The Enchanted Village, Inc., positions she has held since June of 2002. Enchanted Village is an inactive and insolvent public company that is attempting to restructure its affairs and then pursue an acquisition strategy as a public shell.

       Ms. Fonner graduated from Stephens University in 1969 with a Bachelor of Arts in Social Systems. After a stint in the private sector, she returned to further her education and earned her MBA degree from the Executive Program of the University of Illinois in 1979. During the past five years Ms. Fonner has served as an officer and director and managed the business affairs of five inactive and insolvent public companies that ultimately engaged in business combination transactions with privately held companies. The following table identifies the five public companies that have been managed by Ms. Fonner during the last five years and provides summary information on the time periods for which she served as an officer and director.



     Company Name                            Term as an officer                  Term as a director

eNote.com, Inc.                           June 1998 to April 1999             June 1998 to November 1999
Telemetrix, Inc.                          July 1997 to April 1999             July 1997 to April 1999
Dupont Direct Financial Holdings, Inc.    June 1998 to April 1999             June 1998 to March 2000
Liberty Group Holdings, Inc.              March 1997 to November 1999         March 1997 to December 1999
Yifan Communications, Inc.                March 2000 to July 2000             March 2000 to March 2001


       Ms. Fonner is not an officer, director or affiliate of any other company with a class of securities registered under section 12 of the Exchange Act or subject to the requirements of section 15(d) thereof.

       John L. Petersen is a principal stockholder of our company and has served as chief financial officer and a member of our board of directors since February 3, 2003. It is anticipated that Mr. Petersen will continue to serve as an officer and director for the foreseeable future. Mr. Petersen is not a full-time employee of our company and is not required to devote any specific amount of time to our business.

       Mr. Petersen has been principally engaged in the practice of law for 22 years and has been a resident of Barbereche, Switzerland since January 1998. He is a member of the Texas Bar Association and practices in the areas of securities and corporate law where he focuses on the needs of entrepreneurial companies. Since April 1999, Mr. Petersen has been a partner in the law firm of Petersen & Fefer, Barbereche, Switzerland. From January 1995 to April 1999, he was a self-employed solo practitioner in Houston, Texas and Barbereche, Switzerland. Mr. Petersen is a 1976 graduate of the College of Business Administration at Arizona State University and a 1979 graduate of the Notre Dame Law School. Mr. Petersen was admitted to the State Bar of Texas in May 1980 and received his license to practice as a Certified Public Accountant in March 1981.

       Mr. Petersen also serves as an officer and director of Win or Lose Acquisition Corporation, positions he has held since December of 2000. Mr. Petersen is not an officer, director or principal stockholder of any other company with a class of securities registered under section 12 of the Exchange Act or subject to the requirements of section 15(d) thereof.

Board Structure

       Our certificate of incorporation provides that the board of directors may establish the number of directors by resolution. Our current board consists of two members, who were elected on February 3, 2003. On April __, 2003, the consenting stockholders will re-elect our current directors for new terms that will expire on the date of our 2004 annual meeting of stockholders. Until we effect a business combination, our current board members will have sufficient voting power to re-elect themselves as directors without the approval or consent of the other stockholders.

Corporate Governance

       We do not currently comply with all of the corporate governance standards that would be required if our shares were listed on Nasdaq or the proposed BBX. In particular, we do not have any independent directors, we have not created an audit committee to review related party transactions and we do not intend to require formal stockholder approval of a proposed business combination transaction.

       In connection with the negotiation of a business combination, we will endeavor to negotiate corporate governance requirements that comply with the applicable listing requirements of the proposed BBX and Nasdaq. Nevertheless, the implementation of corporate governance standards is a matter that will fall within the exclusive authority of successor management and there can be no assurance that any terms we are able to negotiate will be properly implemented. If successor management fails to implement appropriate corporate governance standards, the combined companies' shares will not qualify for a listing on the proposed BBX or Nasdaq.

Potential Conflicts of Interest

       Ms. Fonner and Mr. Petersen are both officers and principal stockholders of Win or Lose Acquisition Corporation. Ms. Fonner is also officer and principal stockholder of The Enchanted Village, Inc. Both of these companies intend to pursue acquisition strategies that are similar to ours. Ms. Fonner and/or Mr. Petersen may also become affiliated with other blank check companies and/or public shells that propose to engage in similar business activities. Ms. Fonner and Mr. Petersen are not full time employees of our company and will experience conflicts in the allocation of their time among their various business interests. They may also be subject to a variety of conflicts of interest arising from multiple corporate affiliations.

       To minimize potential conflicts of interest arising from multiple corporate affiliations, Ms. Fonner and Mr. Petersen will not make affirmative decisions to allocate a particular business opportunity to a particular acquisition vehicle. Instead, they will provide the available information on all available acquisition vehicles to the potential target, and ask legal counsel for the potential target to make a final selection. Under the circumstances, there is no assurance that legal counsel for a potential target will ever conclude that our company is best suited to his client's needs or that a business combination transaction will ever occur.

       Ms. Fonner and Mr. Petersen intend to conduct all their activities as officers of our company in compliance with the requirements of Delaware law, and believe they can avoid the bulk of the potential conflicts of interest. To the extent that a proposed transaction gives rise to an unavoidable conflict of interest, the existence of the conflict and the resolution thereof will be fully disclosed to all parties. If Ms. Fonner and Mr. Petersen are subjected to an irreconcilable conflict of interest, they may elect to submit the issue for a vote of the disinterested stockholders, but they are not required to do so.

Ms. Fonner's Prior Shell Transactions

       Sally A. Fonner, our president, has previously served as the sole officer and director of five inactive public companies that entered into business combination transactions with privately held companies. In connection with her management of each of these companies, Ms. Fonner filed the certificates necessary to restore valid corporate existence under state law; restored dormant relationships with transfer agents, brokerage firms and depository institutions, filed the necessary State and Federal tax returns and SEC reports; solicited proxies; obtained stockholder approval of plans to restructure the business affairs, debts and capital of the companies; implemented the stockholder approved restructuring plans; and ultimately negotiated a business combination with a private company selected by her. Summary information on these transactions is set in the following table.

Name of combined      eNote.com, Inc.     Telemetrix, Inc.   Liberty Group      Dupont Direct     Yifan
companies                                                    Holdings, Inc.     Financial         Communications, Inc.
                                                                                Holdings, Inc.
Original name of      Webcor              Arnox Corporation  Bio Response,      Marci             Smart Games
the shell company     Electronics, Inc.                      Inc.               International     Interactive, Inc.
                                                                                Imports, Inc.
Inactive since        1989-Bankrupt       1989-Bankrupt      1989-Bankrupt      1989-Bankrupt     1997-Insolvent
Name of target        Navis               Tracy Corp. II     Liberty Food       Wavecount, Inc.   Yifan.com, Inc.
                      Technologies, Ltd.  and Telemetrix     Group, Ltd.
                                          Resource Group

Closing date          4/7/1999            4/7/1999           11/23/1999         1/28/2000         7/31/2000
Cash Fees paid by     $250,000 (3)        $125,000           $75,000            $150,000 (4)      $350,000
target (1)(2)
Stock held by         540,000             300,000            300,000            300,000           316,206
original public       3.60%               2.33%              4.71%              4.20%             2.43%
stockholders
Ms. Fonner's          740 (5)             87 (5)             63 (5)             111 (5)           462,500 (6)(7)
stock purchases
Stock issued to       740,000 (7)(8)      450, 000 (7)(8)    450, 000 (7)(8)    450, 000 (7)(8)   33,794 (8)(9)
Ms. Fonner and        4.93%               3.50%              7.84%              6.29%             3.82%
her advisors
Stock issued to       13,720,000          12,117,000         5,575,000          6,400,000         12,174,671
target and its        91.47%              94.17%             87.45%             89.51%            93.75%
advisors
OTC Symbol            ENOT (10)           TLXT               LGHI (10)          DIRX              YIFN

(1)   In connection with the prior transactions, the target and/or its principal stockholders paid cash M&A fees to Ms. Fonner and her affiliates. No M&A fees may be paid to any of our officers or their respective affiliates.
(2)   The table does not include information on the profits received by Ms.
      Fonner, her affiliates and her advisors from the resale of shares held by them. Given the nature of the relationships between Ms. Fonner and her non-affiliated advisors, it would be impractical to provide such information.
(3)   In connection with the eNote.com transaction, $100,000 of the cash M&A fee was paid to third-party finders.
(4)   In connection with the Dupont transaction, $10,000 of the cash M&A fee was paid to third-party finders.
(5)   Before beginning her activities with respect to Webcor, Arnox, Bio Response and Marci, Ms. Fonner purchased between 800 and
      5,000 shares for nominal consideration in open market transactions. The numbers in the table give retroactive effect to the reverse splits implemented by these companies. Except for these initial purchases, Ms.
      Fonner and her affiliates did not purchase any of the outstanding shares and she believes that none of her advisors purchased any outstanding shares.
(6)   In March 2000, a private investor purchased a majority interest in Smart
      Games by contributing $75,000 in cash to the company in exchange for
      375,000 shares of Common Stock. The investor then appointed Ms. Fonner to serve as the company's sole director. Thereafter, Ms. Fonner contributed an additional $48,286 in cash to the company in exchange for 87,500 shares of Common Stock. All contributed funds were used to settle the company's debts and pay the third-party costs associated with the restructuring.
 (7)  The restructuring plans for Webcor, Arnox, Bio Response and Marci each provided that Ms. Fonner and her advisors would receive newly issued shares of Common Stock as compensation for services rendered. The numbers presented in the table include all shares issued to Ms. Fonner and her affiliates and advisors.
(8)   The bulk of the shares issued to or purchased by Ms. Fonner and her affiliates and advisors were ultimately allocated to unaffiliated third-party advisors. The following summarizes the number of shares retained by Ms. Fonner and her affiliates in connection with the transactions identified above.
              eNote.com, Inc.                                                          180,600 shares
              Telemetrix, Inc.                                                         110,500 shares
              Liberty Group Holdings, Inc.                                              69,520 shares
              Dupont Direct Financial Holdings, Inc.                                    96,400 shares
              Yifan Communications, Inc.                                                68,115 shares
(9)   After the closing of the Yifan transaction, Ms. Fonner entered into a
      1-year personal services contract with that company which provided for the issuance of 180,000 additional shares of Common Stock.
(10)  eNote.com and Liberty Group Holdings were ultimately removed from the OTC
      Bulletin Board for failure to file their required Exchange Act reports in a timely manner.

       Stockholders are encouraged to review the available public information on the five companies that were previously managed by Ms. Fonner. Certain information on these companies is included in the reports that these companies filed with the SEC both before and after their respective business combinations. These reports can be inspected and copied at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. In addition, the SEC maintains a web site at WWW.SEC.GOV that can be used to download copies of all such reports. The following table provides summary document location information for stockholders that want to independently evaluate Ms. Fonner's prior activities.



        Company Name                 SEC Central      Initial Filing          Transaction     Transaction Report
       (Original name)                Index Key      Type       Date             Date         Type        Date

Telemetrix, Inc.                    0000742814     Form 10-K    6/14/96
(Arnox Corporation)                                Proxy        6/14/96         3/22/99      Form 8-K     4/14/99

eNote.com, Inc.                     0000058636     Form 10-K    12/31/96
(Webcor Electronics, Inc.)                         Proxy        1/3/97          4/5/99       Form 8-K     4/20/99

Dupont Direct
Financial Services, Inc.            0000807904     Form 10-K    1/2/97
(Marci International Imports, Inc.)                Proxy        1/3/97          4/5/99       Form 8-K     4/20/99

Liberty Group                       0000311927     Form 10-K    1/2/97
Holdings, Inc.
(Bioresponse, Inc.)                                Proxy        1/3/97          11/23/99     Form 8-K     11/26/99

Yifan Communications, Inc.          0000915766     Form 8-K     4/17/00
(Smart Games Interactive, Inc.)                    Form 10-K    4/19/00         7/31/00      Form 8-K     8/14/00


Additional information, including press releases and the trading history of the named companies is available from a variety of public sources.

       In each of Ms. Fonner's prior transactions, the combined companies' stock only qualified for quotation on the OTC Bulletin Board. In each these transactions, the market price has been highly volatile, and the market has not been active, liquid or sustained. Even if we negotiate and close a business combination, there is no assurance that an active, liquid, stable and sustained public market for the combined companies' shares will ever develop.

               OTHER RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

       During the year ended December 31, 2001 the Infinity Parties advanced $147,152 in cash to our company. Likewise, in the year ended December 31, 2002, the Infinity Parties advanced an additional $58,972. The cash proceeds were used to our operating costs. In connection with the change in control described above, all of the claims held by the Infinity Parties were transferred to Ms. Fonner and Mr. Petersen. Our related-party debt obligations are non-interest bearing and have no fixed maturity date.

       In February 2003, we paid $40,000 to John L. Petersen, our chief financial officer. This payment represents 50% of the legal fees associated with the preparation of our delinquent SEC reports. Mr. Petersen will carry the balance of such fees as an account receivable until we negotiate and close a business combination.

       No officer, director or family member of an officer or director is indebted to our company.

                             EXECUTIVE COMPENSATION

       During the years ended December 31, 2000, 2001 and 2002, Alan Goldberg served as the sole officer and director of our company. The following table summarizes the cash compensation received by Mr. Goldberg during the last three years. Mr. Goldberg did not receive any long-term compensation, stock options, stock appreciation rights or other compensation in connection with his service as an officer of our company.

                                                  Other Annual
    Name          Position  Year   Salary  Bonus  Compensation
Alan Goldberg    President  2002    --      --      $17,500
                            2001    --      --      $20,000
                            2000  $80,000   --         --

Future Compensation to Management

       We will agree to pay substantial cash compensation to our officers. Our agreements with our officers will have initial terms of eighteen months, provide for a fixed monthly compensation and provide for a lump sum bonus equal to any unearned compensation if we close a business combination before the expiration date. Our officers have both agreed to defer the payment of the bulk of their compensation until we close a business combination. Since our officers control a majority of our outstanding stock and are the only members of our board of directors, the compensation arrangements summarized below present significant potential for conflicts of interest. Nevertheless, our officers believe the compensation arrangements are reasonable in light of our limited financial resources, the speculative nature of our proposed activities and the fact that we will not pay the bulk of the compensation unless we negotiate a business combination with a target that is willing assume responsibility for the unpaid amounts. The following table summarizes the compensation we will agree to pay to Ms. Fonner and Mr. Petersen.

                         Summary of Future Compensation

                                                               Monthly           Annual         18 Month
                                                               Amount            Amount         Total (1)
Sally A. Fonner
  Administrative fees (2)(3)                                     $5,000          $60,000          $90,000
  Officer's and Directors' fees (4)                              $7,500          $90,000         $135,000
  Out-of-pocket expenses                                         actual           actual           actual

John L. Petersen
  Legal fees for preparing delinquent SEC reports (3)                                             $80,000
  Officer's and Directors' fees (4)                              $7,500          $90,000         $135,000
  Legal fees for future SEC reports (4)                          $5,000          $60,000          $90,000
  Out-of-pocket expenses                                         actual           actual           actual

Totals                                                          $25,000         $300,000         $530,000

(1) Assumes that we will require a period of 18 months to identify a target and close a business combination. (2) Stirling will provide all necessary office facilities and equipment, manage our day-to-day operations and manage our accounting and reporting functions.
(3)    We will pay up to 50% of Ms. Fonner's administrative fees and up to 50%
       of Mr. Petersen's legal fees for preparing our delinquent Exchange Act reports in cash. The balance of those fees will be accrued and carried as a deferred compensation liability until we close a business combination.
(4)    All other fees payable to Ms. Fonner and Mr. Petersen will be accrued and carried as a deferred compensation liability until we close a business combination.

       With the exception of their accrued compensation, the Ms. Fonner, Mr. Petersen and their respective affiliates will not receive any direct or indirect compensation from a target, or any officer, director, affiliate or associate of a target in connection with a business combination. Therefore, we are unlikely to enter into a business combination with a potential target that is unwilling to pay a substantial portion of the accrued compensation. While a target may decide to retain Ms. Fonner and/or Mr. Petersen to provide services for the combined companies, Ms. Fonner and Mr. Petersen will not require such an agreement as condition of a proposed business combination.

                                  RISK FACTORS

       The plan involves a high degree of risk. Stockholders should carefully consider the following risk factors.

       Capital restructuring procedures. The procedures that we intend to use in connection with our capital restructuring do not treat all stockholders equally. In particular, beneficial owners who hold shares of our Common Stock in a brokerage account, rather than registered form, are not likely to derive any material benefit from the planned restructuring. Under Delaware law, all beneficial owners who hold our shares in brokerage accounts will be aggregated and treated as a single stockholder for purposes of all restructuring calculations.

     IN ORDER TO MAXIMIZE THE BENEFIT OF OUR PLANNED RESTRUCTURING, WE STRONGLY ENCOURAGE BENEFICIAL OWNERS WHO HOLD OUR SHARES IN BROKERAGE ACCOUNTS TO PROMPTLY REQUEST PHYSICAL DELIVERY OF THEIR SHARES IN REGISTERED FORM.

       No recent operating history. At the date of this Information Statement, we have approximately $20,000 in cash and $206,123 in related-party debt that is owed to Ms. Fonner and Mr. Petersen. We have no ongoing operations and we have not engaged in any business activities since 1999. There can be no assurance that we will be able to acquire a target or that the combined companies will be profitable. While Ms. Fonner and Mr. Petersen have limited experience in similar shell transactions, we have no recent operating history that stockholders can consider in making an informed judgment regarding the merits of our plan. Stockholders will probably not be given the opportunity to pass upon the merits of any target that is ultimately selected.

       No specific acquisition plans. We have made no specific acquisition plans and no specific industry or type of business has been selected for investment. None of our officers, directors or promoters, or their respective employees affiliates and associates, have had any preliminary contact or discussions with any representatives of the owners of any business or company regarding the possibility of a business combination transaction There is no assurance that we will possess the experience and skills necessary to make an informed judgment about a particular target. Accordingly, our proposed operations involve an extremely high degree of risk.

       Blind pool. Our proposed business is frequently referred to as a blind pool because neither our management nor our stockholders know what the business of our company may ultimately be. Stockholders will not usually have an opportunity to evaluate the merits of a proposed target and they must rely upon management to identify a target and negotiate the terms of a business combination. We will probably not give stockholders an opportunity vote on a proposed business combination. Moreover, if we implement a business combination as a "reverse takeover" transaction stockholders will not receive complete disclosure on the business and financial affairs of the target until the combined companies file their Annual Report on Form 10-K for the year of the transaction. Nevertheless, the combined companies will be required to file a Form 8-K and disclose limited information concerning the acquisition, including financial information on the target, within 15 days after the closing of the acquisition.

       Limited assets. We are not likely to acquire any substantial assets other than the assets of a target. Any business activity we eventually undertake will require substantial capital. Since we do not know which type of business our company will acquire or the capital requirements for such business, there can be no representations respecting the future capital needs of our company.

       Intense competition. A large number of established and well-financed entities, including venture capital firms, have recently increased their merger and acquisition activities, especially among companies active in high technology fields. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the company and, consequently, the company will be at a competitive disadvantage in identifying suitable acquisition candidates and concluding a business combination transaction.

       Corporate governance. Ms. Fonner and Mr. Petersen own a substantial majority of our voting stock and serve as the only members of our board of directors. Therefore, Ms. Fonner and Mr. Petersen have both the executive and voting power to approve all corporate actions without your consent. We do not have any independent directors or an audit committee to review related party transactions. We do not intend to solicit stockholder approval for a business combination. We do not intend to comply with the corporate governance standards that would be required under Nasdaq or BBX rules until we complete a business combination.

       Dependence on part-time management. We have no full-time employees and our success will be largely dependent on the decisions made by Ms. Fonner and Mr. Petersen, and their respective affiliates, employees and advisors, none of whom will devote their full time to our affairs.

       Control of combination procedure. A combination between our company and a target may be structured as a merger or consolidation or involve the direct issuance of our stock in exchange for the target's stock or assets. The Corporation Law of Delaware requires the affirmative vote of the holders of at least a majority of our outstanding stock to approve a merger or consolidation. Since stockholder approval is not required in connection with the issuance of stock in exchange for stock or assets, it is anticipated that our management will have complete control over our business combination policies and procedures. Our management does not intend to seek a fairness opinion in connection with any business combination transaction.

       Anticipated change in control. We are likely to issue common stock in a business combination and expect that such a transaction will probably result in a change in control. After a change in control, the owners of the target will have the right to appoint their own management team and our current management will not be able to influence future decisions, seek a listing for the combined companies' shares or take any other action to promote a public market. There can be no assurance that we will be able to negotiate appropriate after-market support agreements or that any terms we negotiate will be effective. If successor management does not devote sufficient time and resources to developing and promoting a public market, you may be unable to sell your shares at any price.

       No market research. We have not conducted any market research concerning the availability of potential targets. Therefore, we can offer no assurances that market demand exists for a business combination of the type contemplated by the plan. We have not identified any particular industry or specific business within an industry for evaluation by the company. There is no assurance we will be able to acquire a target on favorable terms.

       Lack of diversification. We will probably not be able to make multiple or sequential acquisitions. Therefore, the future success of our company will likely be dependent on the success or failure of a single business. We may also be subject to economic fluctuation within a particular industry.

       Brokerage commissions and finder's fees. We have no substantial cash resources that can be used to pay brokerage commissions or finders' fees associated with a business combination. If we agree to pay stock-based brokerage commissions or finders' fees, those stock issuances will reduce the number of shares of New Common that would otherwise be available to the owners of a target. Under the circumstances, we believe the target must bear the ultimate responsibility for all decisions respecting the payment of brokerage commissions and finders' fees and our company will not enter into any binding agreements without the express consent of the target.

       Potential conflicts of interest. Our officers are not required to devote any specific amount of time to our business. Each of our officers is actively involved in other business pursuits and they will all face conflicts in allocating their time among their various business interests. Such conflicts may cause delays or prevent us from effecting a business combination.

       Single market maker. At the date of this Information Statement, our stock is quoted in the National Quotation Bureau's OTC Pink Sheets and we have only one market maker. While we expect our stock to qualify for quotation on the OTC Bulletin Board or listing on the proposed BBX upon completion of a business combination, we have no agreement with any broker or dealer to act as a market maker for our securities and there is no assurance that the combined companies will be successful in obtaining an OTC Bulletin Board quotation or a BBX listing.

       No assurance of public market. There has been no public market for our securities for several years and there is no assurance that a public market will ever develop. If a trading market does develop, it is likely to be illiquid and volatile. Stockholders may have difficulty in selling their shares in the future at any price.

       Possible issuance of additional shares. When the amendments have become effective, our Certificate of Incorporation will authorize the issuance of 60,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. All shares that are not issued to our current stockholders will be available for any proper corporate purposes. The plan specifically contemplates the issuance of an indeterminate number of shares of New Common in connection with a business combination. After completion of a business combination, the Board of Directors of the combined companies will have the power to issue additional shares without stockholder approval. Such issuances may result in a reduction of the book value or market price, if any, of our outstanding securities.

       Shares available for future sale. Ms. Fonner and Mr. Petersen will each own 360,000 shares of common stock after the implementation of our planned restructuring. The staff of the SEC's Division of Corporation finance has taken the position that Rule 144 is not available to the officers, directors, promoters and affiliates of blank check companies. Accordingly, Ms. Fonner and Mr. Petersen will seek a "no-action" letter or other interpretive guidance from the SEC before entering into a contract for the unregistered resale or other transfer of any shares that are retained by them after the closing of a business combination.

         Penny stock rules. Under applicable SEC regulations, shares that are issued by a company that has less than $5,000,000 in net tangible assets, have a market price of less than $5 and are not listed on Nasdaq or a stock exchange are classified as "penny stock." The penny stock regulations impose significant restrictions on brokers who sell penny stock to persons other than established customers and accredited investors. The combined companies' shares are likely to be subject to the penny stock regulations, which may discourage brokers from effecting transactions in those shares. This would decrease market liquidity, adversely affect market price and make it difficult to use the combined companies' shares as collateral.

                             APPROVAL OF AMENDMENTS

       The following sections separately describe the various amendments to our Certificate of Incorporation that will be consented to in writing by the Consenting Stockholders and sequentially adopted.

Decrease in Authorized Capitalization

       The authorized capitalization of the Company is presently fixed at 400,000,000 shares of Common Stock and 100,000,000 shares of preferred stock. On April __, 2003, Ms. Fonner and Mr. Petersen will act by written consent to approve an amendment to our Certificate of Incorporation that will reduce our authorized capital to 60,000,000 shares of $.0001 par value common stock and 10,000,000 shares of $.0001 par value preferred stock. This decrease in our authorized capital stock will not change the relative rights and limitations of the holders of New Common.

       The decrease in our authorized capital stock was recommended by the Board to insure that reasonable supply of authorized and unissued shares for the purpose of accommodating the restructuring, facilitating a business combination with a target and providing sufficient authorized and unissued stock for future financing activities.

       Until the Board establishes the specific rights, preferences and limitations of any future series of preferred stock, the actual effect on the holders of common stock cannot be ascertained. However, such effects might include restrictions on dividends on the common stock if dividends on the preferred stock are in arrears, dilution of the voting power of the holders of common stock to the extent of the voting rights granted to holders of preferred stock, and reduction of amounts available on liquidation of the company as a result of any liquidation preference granted to the holders of any series of preferred stock.

       Except as described in this Information Statement, are no current plans or arrangements relating to the issuance of any additional securities of the company. The terms of any future issuance of common or preferred stock will be largely dependent on market conditions and other factors existing at the time of issuance and sale.

       The Board will be authorized to issue additional common and/or preferred stock, from time to time, within the limits authorized by our Certificate of Incorporation without further shareholder action, except as may otherwise be provided by law. Such additional shares may be issued for cash, property or services, or any combination thereof, and at such prices as the board deems reasonable under the circumstances. The modification of our authorized capital has not been proposed for an anti-takeover-related purpose and the board and management have no knowledge of any current efforts to obtain control of the company or to effect large accumulations of the company's stock. Nevertheless, the issuance of additional shares of common and/or preferred stock by the company may potentially have an anti-takeover effect by making it more difficult to obtain shareholder approval of various actions, such as a merger or removal of management.

Reverse Split

       On April __, 2003, Ms. Fonner and Mr. Petersen will act by written consent to approve an amendment to our Certificate of Incorporation that will affect a 1 for 3,000 reverse split of our outstanding Common Stock. We will not purchase fractional shares for cash or issue scrip to the holders of fractional shares. Instead, all calculations that would result in the issuance of a fractional share will be rounded up to the next highest whole number.

Forward Split

       On April __, 2003, Ms. Fonner and Mr. Petersen will act by written consent to approve an amendment to our Certificate of Incorporation that will implement a 100 for 1 forward split of our outstanding Common Stock. The forward split will be implemented immediately after the reverse split described above. The shares issued in connection with the forward split will be fully paid and non-assessable. The number of stockholders will remain unchanged. Upon completion of the forward split, every record stockholder will own at least one hundred shares of New Common.

       Holders of our common stock will not suffer any dilution of their economic interests or voting power in connection with the implementation of the restructuring. Nevertheless, beneficial owners who hold shares in a brokerage or other nominee account will not receive the same treatment as record owners who hold their shares in registered form. Under Delaware law, all beneficial owners who hold our shares in a "street name" account will be aggregated and treated as a single stockholder for purposes of the restructuring calculations. Accordingly, beneficial owners who have fewer than 3,000 shares will become odd-lot stockholders.

       The par value of our Common Stock will be $.0001 per share following the reverse split and the subsequent forward split. As a result, the aggregate par value of our outstanding Common Stock will be decreased, while the aggregate capital in excess of par value attributable to our outstanding Common Stock for statutory and accounting purposes will be correspondingly increased. The reverse split and the subsequent forward split will not affect our total stockholder equity. All share and per share information will be retroactively adjusted to reflect the reverse split and the subsequent forward split for all periods presented in future filings.

                          ADDITIONAL CORPORATE ACTIONS

       The following sections separately describe the other corporate actions that will be consented to in writing by the Consenting Stockholders.

Re-election of Directors

       On April __, 2003, Ms. Fonner and Mr. Petersen will act by written consent for the purpose of re-electing themselves to serve as members of our board of directors until the next annual meeting of stockholders, which is presently scheduled for June 15, 2004.

Ratification of Incentive Stock Plan

       On April __, 2003, Ms. Fonner and Mr. Petersen will act by written consent to ratify our board of directors' decision to adopt an Incentive Stock Plan for the benefit of the future employees of our company. Under the terms of the plan, we will be authorized to grant incentive awards for an indeterminate number of shares that will be equal to the lesser of 750,000 shares, or 10% of our outstanding common stock immediately after the closing of a business combination. No incentive awards are outstanding at the date of this Information Statement. No incentive awards may be granted until after the closing of a business combination. No incentive awards may be granted to Ms. Fonner or Mr. Petersen unless they become employees of the combined companies.

       The plan provides for the grant of incentive awards to full-time employees of the combined companies who are not eligible to receive awards under the terms of their employment contract or another specialty plan. Except for the requirement that all participants be full-time employees, the combined companies will have absolute discretion in deciding who will receive awards and the terms of such awards. The plan authorizes the combined companies to issue incentive and/or non-qualified stock options, shares of restricted and/or phantom stock and stock bonuses. In addition, the plan will allow the combined companies to grant cash bonuses payable when an employee is required to recognize income for federal income tax purposes because of the vesting of shares of restricted stock or the grant of a stock bonus.

       The exercise price of incentive stock options must be equal to the fair market value of such shares on the date of the grant or, in the case of incentive stock options granted to the holder of more than 10% of our common stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for incentive stock options is ten years from the date of grant, or five years in the case of an individual owning more than 10% of our common stock. The aggregate fair market value determined at the date of the option grant, of shares with respect to which incentive stock options are exercisable for the first time by the holder of the option during any calendar year, shall not exceed $100,000.

       Upon completion of a business combination, the combined companies will need to appoint a committee to administer the plan. In general, the committee must consist two or more directors, each of whom is a "non-employee director" as defined in Rule 16b-3(b)(3). The committee will decide which employees will receive incentive awards, the type of award to be granted and the number of shares covered by the award. The committee will also determine the exercise prices, expiration dates and other features of awards. The committee will be authorized to interpret the terms of the plan and to adopt any administrative procedures it deems necessary. All decisions of the committee will be binding on all parties. The combined companies will indemnify each member of the committee for good faith actions taken in connection with the administration of the plan.

       The board of directors may adopt administrative amendments to the plan without stockholder consent. The board may not, increase the number of shares subject to the plan; materially increase the benefits accruing to holders of incentive awards; or materially modify the eligibility requirements.

Ratification of Auditors

       The Board has appointed the firm of Want & Ender CPA PC, Certified Public Accountants, as the Company's independent auditors for the year ending December 31, 2003, and asked the Consenting Stockholders to ratify such appointment. On April __, 2003, Ms. Fonner and Mr. Petersen will act by written consent to ratify our board of directors' decision to retain Want & Ender as our independent auditors.

       Want & Ender audited the Company's financial statements for the years ended December 31, 2002, 2001 and 2000. Want & Ender's report on our Financial Statements contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

       Want & Ender did not perform any non-audit related consulting or tax work during the year ended December 31, 2002. Accordingly, our board of directors has determined that Want & Ender is independent.

Consenting Stockholders.

The amendments, election of directors and additional corporate actions described above will be consented to in writing by both of the Consenting Stockholders. Since Ms. Fonner and Mr. Petersen own a majority of our outstanding Common Stock, no other holders of Common Stock will be asked to vote or consent with respect to any of the matters discussed in this Information Statement.

   By order of the Board of Directors
   March 18, 2003



        /s/ Sally A. Fonner                    /s/ John L. Petersen
------------------------------------    --------------------------------
Sally A. Fonner, Director                John L. Petersen, Director

                                 WRITTEN CONSENT
                        OF SHAREHOLDERS OWNING A MAJORITY
                       OF THE OUTSTANDING COMMON STOCK OF
                             TAMBORIL CIGAR COMPANY

       WHEREAS, the Board of Directors of Tamboril Cigar Company (the "Corporation") has adopted a resolution declaring the advisability of and recommended the stockholders approve certain amendments of the Corporation's Articles of Incorporation that will:

o Reduce the Corporation's authorized capital stock to 60,000,000 shares of $.0001 par value Common Stock and 10,000,000 shares of $.0001 par value preferred stock;

o Implement a reverse split in the ratio of 1 new share for every 3,000 shares of the Corporation's Common Stock presently issued and outstanding;

o Implement a 100 for 1 forward split of the Corporation's common stock outstanding immediately after the implementation of the 1 for 3,000 reverse split; and

       WHEREAS, the number of shares of common stock issued, outstanding and entitled to vote with respect to the respect to the foregoing amendments is 50,583,640 shares;

       WHEREAS, the Board of Directors of the Corporation has adopted and recommended the advisability of an incentive stock plan that will give the Corporation the power to grant equity incentives to its' future employees;

       WHEREAS, the Board of Directors of the Corporation has retained the firm of Want & Ender CPA PC to serve as the Corporation's independent auditor for the year ended December 31, 2003;

       WHEREAS, the number of shares of common stock issued, outstanding and entitled to vote with respect to the ratification of the board of directors decisions to (i) adopt an incentive stock plan for the benefit of the Corporation's future employees; and (ii) retain the Want & Ender CPA PC to serve as the Corporation's independent auditor for the year ended December 31, 2003 is 50,583,640 shares; and

        WHEREAS, in accordance with 211(b) of the General Corporation Law of Delaware, the holders of 41,627,000 shares of common stock (the "Consenting Stockholders") have elected to approve the proposed amendments to the Corporation's Certificate of Incorporation and ratify the board decisions by written consent;

       NOW, THEREFORE, BE IT RESOLVED, that Consenting Stockholders hereby approve certain amendments to Article FOURTH of the Corporation's Certificate of
Incorporation:

       FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 70,000,000 shares of which 60,000,000 shares are designated as common stock, par value $.0001 per share (the "Common Stock") and 10,000,000 shares are designated as preferred stock, par value $.0001 per share (the "Preferred Stock").

     (a) Implementation of Reverse Split. Effective at 12:01 a.m. EST on February __, 2003, all Fifty Million, Five Hundred Eighty-Three Thousand, Six Hundred and Forty (50,583,640) issued and outstanding shares of the Corporation's $0.0001 par value common stock shall be consolidated or "reverse split" in the ratio of One (1) share of $0.0001 par value common stock for every Three Thousand (3,000) shares held by a stockholder immediately prior to the effective time set forth above. No fractional shares of shall be issued in connection with the reverse split and any fractional shares resulting from the reverse split shall be rounded to the next whole share. Upon completion of the reverse split, the total issued and outstanding capital stock of the Corporation shall consist of Ten Thousand, Four Hundred and Ninety-Two (10,492) shares of $0.0001 par value Common Stock, more or less.

     (b) Implementation of Forward Split. Immediately after the implementation of the reverse split specified in section (a), the Ten Thousand, Four Hundred and Ninety-Two (10,492) issued and outstanding shares of the Corporation's $0.0001 par value Common Stock shall be subdivided in the ratio of One Hundred
(100) shares of $0.0001 par value common stock ("New Common") for every share held by a stockholder immediately prior to the effective time set forth above. The Corporation's board of directors and transfer agent are specifically authorized to adopt such procedures as they deem necessary and prudent under the circumstances for the cancellation of old stock certificates and the issuance of new stock certificates. No certificate for shares of New Common shall be valid unless it is signed in accordance with the Corporation's by-laws and countersigned by the Corporation's transfer agent.
(c) Preferred Stock. The Board of Directors of the Corporation is hereby authorized to, by any resolution or resolutions duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware and the By-Laws of the Corporation, authorize the issuance of any or all of the preferred stock in any number of classes or series within such classes and in the resolution or resolutions authorizing such issuance, to set all terms of such preferred stock of any class or series, including, without limitation;

(a) the designation of such class or series, the number of shares to constitute such class or series, whether the shares shall be of a stated par value or no par value, and the stated value thereof if different from the par value thereof;

(b) the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other class or series of preferred stock;

(c) whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

(d) the amount or amounts payable upon shares of such class or series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(e) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other Corporation purposes and the terms and provisions relating to the operation thereof;

(f) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of preferred stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(g) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other class or series of Preferred Stock or of any other class; and

(h) any other powers, preferences and relative, participating, options and other special rights, and any qualifications, limitations and restrictions, thereof.

(d) Classes and Series of Preferred Stock. The Board of Directors of the Corporation is hereby authorized to, by any resolution or resolutions duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware and the By-Laws of the Corporation, authorize the issuance of any or all of the preferred stock in any number of classes or series within such classes and in the resolution or resolutions authorizing such issuance, to set all terms of such preferred stock of any class or series, including, without limitation;

(e)    Prohibition of Non-voting Stock. In accordance with the requirements of
       Section 1123(a)(6) of Title 11 of the United States Code, the Corporation shall not have the power or authority to issue any shares of capital stock without voting power. All issued and outstanding shares of Common Stock are voting stock and in connection with all future issuances of Common Stock and Preferred Stock, the Board of Directors of the Corporation shall appropriately distribute voting power on a proportional one-vote-per-share basis.

       RESOLVED FURTHER, the Consenting Stockholders hereby ratify the Corporation's Incentive Stock Plan in the form adopted by the board of directors.

       RESOLVED FURTHER, the Consenting Stockholders hereby ratify the selection of Want & Ender CPA, PC to serve as the Corporation's independent auditor for the year ended December 31, 2003.

       RESOLVED FURTHER, that Sally A. Fonner and John L. Petersen be and are hereby elected to serve as directors of the Company for a term commencing on the date of this Written Consent and continuing until the 2004 annual meeting of the Company's stockholders, or until their successors are duly qualified and chosen.

       RESOLVED FURTHER, that the officers and directors of the Company be and are hereby authorized to take such action as may be necessary, desirable or convenient under the circumstances to implement the foregoing resolutions and file such documents, reports and notices as may be required by the securities laws of the United States, the laws of the State of Delaware, the rules of the Securities and Exchange Commission and the rules of any stock market where the securities of the Company are listed for trading. In connection with any of the foregoing, the taking of such action or the execution of any necessary documents shall conclusively establish the authority of the Company's officers and directors with respect to the action so taken.

       IN WITNESS WHEREOF, the undersigned have executed this written consent effective as of the ___ day of April 2003.

Sally A. Fonner
Acting in her individual capacity as the record owner of 20,813,500 shares of Preferred Stock



       Sally A. Fonner

John L. Petersen
Acting in his individual capacity as the record owner of 20,813,500 shares of Preferred Stock



       John L. Petersen